BEN HILL GRIFFIN, INC.
CITRUS MARKETING CONTRACT

This agreement, made and entered into this 26th day of February, 2004, by and between BEN HILL GRIFFIN, INC. of Frostproof, Florida hereinafter referred to as GRIFFIN and Alico, Inc. of Post Office Box 338, La Belle, FL 33975 hereinafter referred to as GROWER, wherein GROWER agrees to sell and GRIFFIN agrees to buy the following described fruit covering the 2004/2005 Fruit Season and is written as a continuing contract to cover subsequent fruit seasons subject to (1) modifications to meet changing conditions and (2) cancellation by either party by giving notice to August first preceding the next fruit season.

VARIETY  # OF BOXES  VARIETY  # OF BOXES
E/M      Specialty Varieties
Valencia
Colored Grapefruit

LOCATION Grove located in Polk, Hendry and Collier Counties

UTILIZATION: Delivery of this fruit shall be at the discretion of Griffin, and unless otherwise provided, GRIFFIN shall direct the flow of above fruit to whatever processing facility it is best suited for use as concentrate, sections, or fresh fruit. The title to all fruit delivered under the terms of this agreement shall pass to GRIFFIN at time of delivery.

SPECIFICATIONS: Each load of fruit must meet all applicable laws and regulations and must meet GRIFFIN’S delivery requirements. Each load of concentrate oranges must have a minimum solids content of 10.5 Brix and a minimum ratio of 12.0.

POOLS:

CONCENTRATE: Five concentrate pools will be operated: Early-Midseason Oranges, Late Oranges, White Grapefruit, Colored Grapefruit and Mandarins. Honey Tangerines will be pooled with Early-Midseason Oranges. The Mandarin Pool will include Temples, Tangerines, Tangelos and all other Mandarin varieties. Fruit not meeting GRIFFIN’S standard, but nevertheless accepted under emergency conditions, may be placed in separate pools.

SECTIONS: Three basic sections pools will be operated: Duncan Grapefruit, White Grapefruit and Colored Grapefruit. Fruit not meeting GRIFFIN’S standards, but nevertheless accepted under emergency conditions, may be placed in separate pools.

FRESH FRUIT: A pool will be operated for each regular and late bloom variety. Eliminations will be processed as concentrate or sections in accordance with the utilization paragraph of this agreement.

CREDITS: GROWER’S account will be credited with 100% of the amount of net pounds of fruit solids or the number of net weight boxes delivered to and accepted by processing facilities as determined by the State Inspection Service through its standard test. Fresh fruit accounting will be on 1 3/5 bushel standard box basis.

SERVICE FEE: For each box of fruit handled a fee not to exceed $.08 per box will be assessed to GROWER’S account.

RETURNS:

CONCENTRATE: Returns will be based on net revenues received from concentrate returns applicable to each pool.

SECTIONS: Returns will be based on net revenues received from sections returns applicable to each pool.

FREASH FRUIT: Returns will be based on net sales revenues by variety on a packed 1 3/5 bushel box equivalent basis, less GROWER’S prorated share of GRIFFIN’S audited costs regarding all fresh fruit, in addition to a charge shown below:

CITRUS TYPE   FRESH FRUIT CHARGE
Oranges    $.09 (Per packed Carton)
Grapefruit    $.09 (Per packed Carton)
Temples, Tangelos and Tangerine $.125 (Per packed Carton)

MARKETING FEES: A Marketing Fee will be charged on fresh fruit at the rate of 1 ¼% of the net sales revenue received by GRIFFIN for all fresh fruit sold.

HARVESTING: GRIFFIN will arrange for the picking, hauling and delivery of the fruit covered by this contract OR GROWER may exercise the privilege to make his own arrangements for harvesting this fruit, subject to approval of GRIFFIN.

In the event GRIFFIN is to arrange for harvesting of this fruit, harvesting will begin as soon as practical after the fruit meets State and USDA tests and GRIFFIN’S delivery requirements.

Harvesting cost will be advanced by GRIFFIN and will be charged to GROWER’S account.

In the event GROWER or his agent is to harvest the fruit, arrangements must be made with GRIFFIN for the delivery of this fruit after it meets applicable maturity standards. GRIFFIN agrees to advance at no interest charge to GROWER, reasonable harvesting costs and Growers who deliver their own fruit.

PAYMENTS AND SETTLEMENT:

CONCENTRATE: GRIFFIN will make periodic advances on concentrate pools from time to time throughout the year based on realized sales returns for the respective pools, and final payment will be made as soon as practicable after January 15 of each year.

SECTIONS: GRIFFIN will make periodic advances on sections pools from time to time throughout the year based on realized sales returns for the respective pools, and final payment will be made as soon as practicable after September 30 of each year.

FRESH FRUIT: GRIFFIN will make periodic advances on fresh fruit pools from time to time throughout the year based on realized sales returns for the respective pools, and final payment will be made as soon as practicable after September 30 of each year.

SPECIAL ADVANCES: GRIFFIN may make advances greater than those computed for normal periodic advances. These special advances shall bear interest at the prevailing prime rate charged by Sun Bank, N.A. plus ¼% per annum. This contract shall not terminate until all advances made hereunder and accrued interest have been collected by GRIFFIN. In the event of a bonafide sale of grower’s property, this contract may be canceled at the time the deed of transfer is recorded, provided all other conditions are met.

CERTIFICATION: The return paid by GRIFFIN to GROWER for citrus fruit under this agreement shall be certified by a firm of Credited Public Accountants.

OWNERSHIP WARRANTY: GROWER warranted full right and authority to sell and deliver all of the fruit sold under this contract, free and clear of all liens, encumbrances and restrictions and this shall be a continuing warranty during the life of this contract.

LIABILITY FOR DEFAULT: Neither party shall be liable for any default in the performance of its obligations hereunder occasioned by Acts of God, strikes, lockouts, embargoes, shortages of equipment, or other conditions beyond its control.

ACCESS: GRIFFIN, its agent and employees, shall have full and free rights of ingress and egress to GROWER’S property at any and all times for the purpose of inspecting, testing and removing such fruit.

STATUTORY STATEMENT: A Bond or Certified of Deposit posted with the Florida Department of Agricultural and Consumer Services does not necessarily insure full payment of claims for any non-performance under this contract.

FLORIDA CITRUS MUTUAL: GRIFFIN is/is not authorized to deduct Florida Citrus Mutual assessments from payments to GROWER (Circle one).

BEST EFFORTS: GRIFFIN’S own fruit returns are governed by the same factors that determine GROWER’S fruit returns; accordingly, GRIFFIN hereby guarantees its best efforts to minimize costs and maximize sales revenues in order to provide maximum returns to GROWER.

GROWER TIN#

WITNESS:     GROWER: ALICO, INC.

                                                                        BY: /S/: John R. Alexander, CEO

WITNESS: /S/: Donna Respress  BEN HILL GRIFFIN, INC.

                                                                        BY: /S/: Ben Hill Giffin, III, CEO

FIRST ADDENDUM to Ben Hill Griffin, Inc.’s Citrus Marketing Contract dated _February 26, 2004, between Ben Hill Griffin, Inc. and Alico, Inc. (Grower).

Where this FIRST ADDENDUM may be inconsistent with the printed portion of the Ben Hill Griffin, Inc. Citrus Marketing Contract, the terms of the FIRST ADDENDUM shall prevail.

This Citrus Harvesting and Marketing Agreement shall cover all fruit owned by Alico, with the exception of the Early/Mid and Valencia fruit from 2X6 Grove which is contracted by Alico to Tropicana, and the Alico fruit contracted by Alico to Florida Orange Marketers, and shall become effective upon closing of that certain Addendum to Settlement Agreement and Plan of Corporate Reorganization and Separation of BHG, Inc. and Ben Hill Griffin, Inc., dated December 27, 2001, and shall run for five (5) complete crop seasons (i.e. August 1 thru July 31) provided this agreement shall be cancelable by either party with one year prior written notice, with the effective date of such notice being August 1 of the first crop season which begins on or after the first anniversary of such notice with respect to no more than 50% of the fruit commitment for the season in which the notice is effective and for all subsequent seasons. Thereafter, with one-year prior written notice, with the effective date of such notice being August 1 of the first crop season which begins on or after the first anniversary of such notice, either party may cancel up to the balance of the remaining fruit commitment for the season in which the notice is effective and for all subsequent seasons.

/S/: Ben Hill Griffin      /S/: John R. Alexander
Ben Hill Griffin, Inc.                                                                  Alico, Inc

Date: 2/26/04                                                                              Date: 2/26/04

SECOND ADDENDUM to Ben Hill Griffin, Inc.’s Citrus Marketing Contract dated _______February 26___, 2004, between Ben Hill Griffin, Inc. and Alico, Inc. (Grower).

This agreement is to cover that portion of Alico’s fruit from the 2X6 Grove that is committed to Alico’s Tropicana Products, Inc. Agreement, and that portion of Alico’s fruit that is committed directly to Florida Orange Marketers. The agreement is to cover estimating, field services, supervision of harvesting, harvesting, roadsiding and hauling of the fruit committed to the two above mentions contracts.

Ben Hill Griffin, Inc. will schedule the harvesting services based on the delivery schedule by Tropicana Products, Inc. and Florida Orange Marketers and will bill Alico the month following service rendered.

This Citrus Harvesting and Marketing Agreement shall become effective upon closing of that certain Addendum to Settlement Agreement and Plan of Corporate Reorganization and Separation of BHG, Inc. and Ben Hill Griffin, Inc., dated December 27, 2001, and shall run for five (5) complete crop seasons (i.e. August 1 through July 31) provided this agreement shall be cancelable by either party with one year prior written notice, with the effective date of such notice being August 1 of the first crop season which begins on or after the first anniversary of such notice with respect to no more than 50% of the fruit commitment for the season in which the notice is effective and for all subsequent seasons. Thereafter, with one-year prior written notice, with the effective date of such notice being August 1 of the first crop season which begins on or after the first anniversary of such notice, either party may cancel up to the balance of the remaining fruit commitment for the season in which the notice is effective and for all subsequent seasons.

/S/: Ben Hill Griffin      /S/: John R. Alexander
Ben Hill Griffin, Inc.                                                                  Alico, Inc

Date: 2/26/04                                                                              Date: 2/26/04

THIRD ADDENDUM to Ben Hill Griffin, Inc. Citrus Marketing Contract dated February 26, 2004, between Ben Hill Griffin, Inc. and Alico, Inc. (Grower).

Where the THIRD ADDENDUM may be inconsistent with the FIRST and SECOND ADDENDUM or the printed portion of the Ben Hill Griffin, Inc. Citrus Marketing Contract, the terms of the THIRD ADDENDUM shall prevail.

For the 2005/2006 citrus harvesting season Ben Hill Griffin, Inc. will be responsible for the estimating, supervision of harvesting, harvesting and marketing of the fruit from the following blocks/groves for Alico, Inc.

Early/Mid: Corkscrew, West Corkscrew, KT, Bereah, Church, Raulerson 1 & 2, Patrick, Parson Brown 30, Pittsburg, Babson Park, Driscoll, Ida, Livingston, Reedy, Lost Grove and Saddlebag

Valencia: Corkscrew, West Corkscrew, KT blocks 15-23, Patrick, Oak Island, Pittsburg, Raulerson 2, Driscoll and Lost Grove

Fresh Fruit

Navel:   All of the Curry block, all of the Corkscrew block

Orlando Tangelo: Babson Park block

Grapefruit:  2X6, Corkscrew, Pittsburg and Saddlebag

Murcott: KT, Corkscrew - with the exception of blocks 10, 11, 12, 13 & 14, (see attached map).

Alico, Inc. will assume responsibility for the Tropicana 2X6 contract and the Alico-FOM contract beginning with the 2005/2006 harvest season.

For the 2006/2007 citrus harvesting season Ben Hill Griffin, Inc. will be responsible for the following blocks/groves for Alico, Inc.

Early/Mid: Patrick, Parson Brown 30, Pittsburg, Babson Park, Driscoll, Ida, Livingston, Reedy, Lost Grove and Saddlebag

Valencia: Patrick, Oak Island, Pittsburg, Raulerson 2, Driscoll and Lost grove

Fresh Fruit:

Navel:   Curry & Corkscrew

Orlando Tangelo: Babson Park

Grapefruit:  2X6, Corkscrew, Pittsburg & Saddlebag

Murcott: KT, Corkscrew (with the exception of blocks 10, 11, 12, 13 & 14)

The 2006/2007 season completion will end the Citrus Marketing Contract between Ben Hill Griffin, Inc. and Alico, Inc.

/S/: Ben Hill Griffin, IV      /S/: John R. Alexander
Ben Hill Griffin, Inc.      Alico, Inc.

Date:  August 9, 2005      Date: August 15, 2005